Exhibit 4

[FORM OF ZERO COUPON CALLABLE ACCOUNTING NOTE DUE JANUARY 29, 2043]

GLOBAL SECURITY

FOR DEBT SECURITIES, SERIES 1

HSBC USA Inc.

THIS DEBT SECURITY IS A GLOBAL SECURITY WITHIN THE MEANING OF that certain Indenture dated as of March 31, 2009 (as IT HAS BEEN AND AS IT MAY BE FURTHER amended, modified or supplemented from time to time, the “Indenture”) between HSBC USA Inc. and Wells fargo bank, national association, as trustee (THE “TRUSTEE”, which TERM INCLUDES ANY SUCCESSOR TRUSTEE UNDER THE INDENTURE) AND IS REGISTERED IN THE NAME OF A DEPOSITARY OR A NOMINEE THEREOF. THIS DEBT SECURITY MAY NOT BE EXCHANGED IN WHOLE OR IN PART FOR A DEBT SECURITY REGISTERED, AND NO TRANSFER OF THIS DEBT SECURITY IN WHOLE OR IN PART MAY BE REGISTERED, IN THE NAME OF ANY PERSON OTHER THAN SUCH DEPOSITARY OR A NOMINEE THEREOF, EXCEPT IN THE LIMITED CIRCUMSTANCES DESCRIBED IN THE INDENTURE.

UNLESS AND UNTIL THIS GLOBAL SECURITY IS EXCHANGED IN WHOLE OR IN PART FOR THE INDIVIDUAL SECURITY REPRESENTED THEREBY, THIS GLOBAL SECURITY MAY NOT BE TRANSFERRED EXCEPT AS A WHOLE BY THE DEPOSITARY TO A NOMINEE OF THE DEPOSITARY OR BY A NOMINEE OF THE DEPOSITARY TO THE DEPOSITARY OR ANOTHER NOMINEE OF THE DEPOSITARY OR BY THE DEPOSITARY OR ANY SUCH NOMINEE TO A SUCCESSOR DEPOSITARY OR A NOMINEE OF SUCH SUCCESSOR DEPOSITARY.

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION (“DTC”), TO HSBC USA INC. OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

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HSBC USA Inc. (the “Company”), for value received, hereby promises to pay to Cede & Co., as nominee of The Depository Trust Company, or to registered assigns the amounts due, if any, together with unpaid accrued interest thereon, if any, on the date or dates, as the case may be, pursuant to the terms of this Debt Security bearing the CUSIP indicated below and described in the pricing supplement, term sheet or prospectus supplement attached hereto as Appendix A, including all prospectuses or other prospectus supplements (however titled) referenced therein (the “Prospectus”). The terms and conditions of this Debt Security as set forth in the Prospectus are hereby incorporated by reference in their entirety into this Debt Security and binding upon the parties hereto; provided, however, that only the terms specified in the Prospectus that describe the rights of Holders of this Debt Security or the rights and obligations of the Company with respect thereto, including payments due on this Debt Security, are incorporated as terms of this Debt Security and no hypothetical examples, risk factors, historical information or other information provided in the Prospectus, shall be used to determine the terms of this Debt Security. Payments shall be made by wire transfer to the registered owner from Paying Agent without the necessity of presentation and surrender of this Debt Security.

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REFERENCE IS HEREBY MADE TO THE FURTHER PROVISIONS OF THIS GLOBAL SECURITY SET FORTH ON THE REVERSE HEREOF, WHICH FURTHER PROVISIONS SHALL FOR ALL PURPOSES HAVE THE SAME EFFECT AS IF SET FORTH AT THIS PLACE.

Unless the certificate of authentication hereon has been executed by the Trustee by manual signature, this Global Security shall not be entitled to any benefit under the Indenture or be valid or obligatory for any purpose.

CUSIP: 40432X7E5

Dated: January 29, 2013

HSBC USA INC.
(Issuer)

[SEAL]
	By:	____________________________________
Name: Chun S. Liu
Title: Vice President

	Attest:	____________________________________
Name: Celia J. Mitchell
Title: Assistant Secretary

TRUSTEE’S CERTIFICATE OF AUTHENTICATION

This is one of the Debt Securities of the series designated herein issued under the within-mentioned Indenture.

WELLS FARGO BANK, NATIONAL ASSOCIATION,
As Trustee

By: ____________________________________

Authorized Signatory

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(Reverse of Debt Security)

This Debt Security is one of a duly authorized issue of senior Debt Securities of the Company issued and to be issued in one or more series under the Indenture, and reference is hereby made to the Indenture for a statement of the respective rights, limitations of rights, duties and immunities thereunder of the Company, the Trustee and the Holders of the Debt Securities and of the terms upon which the Debt Securities are, and are to be, authenticated and delivered. Insofar as the provisions of the Indenture may conflict with the provisions set forth in this Debt Security (including terms specified in the Prospectus), the terms of this Debt Security shall control. In the event of a conflict between the terms of the Prospectus and the terms of this Debt Security, the terms of the Prospectus will control.

This Debt Security is one of the series designated on the face hereof, limited to an aggregate principal amount as shall be determined and may be increased from time to time by the Company (or the equivalent thereof in any other currency or currencies or currency units). References herein to “this series” mean the series of Debt Securities designated on the face hereof. Capitalized terms used in this reverse of this Debt Security and not otherwise defined herein shall have the meanings set forth on the face hereof or in the Indenture. This Debt Security is an Indexed Security as defined in the Indenture. The principal face amount of this Debt Security shall be the aggregate principal amount indicated in the Prospectus.

The Indenture permits, with certain exceptions as therein provided, the amendment thereof and the modification of the rights and obligations of the Company and the rights of the Holders of the Debt Securities to be affected under the Indenture at any time by the Company and the Trustee with the consent of the Holders of not less than 66 2/3% in principal amount of the Outstanding Debt Securities of each series affected as described in the Indenture.

The Indenture also contains provisions permitting the Holders of not less than a majority in principal amount of the Outstanding Debt Securities of any series to, on behalf of the Holders of all the Debt Securities of any such series, waive any past default under the Indenture with respect to such series and its consequences, with certain exceptions. Upon any such waiver, such default shall cease to exist, and any Event of Default (as defined in the Indenture) arising therefrom shall be deemed to have been cured, for every purpose of the Debt Securities of such series under the Indenture, but no such waiver shall extend to any subsequent or other default or impair any right consequent thereon.

If an Event of Default with respect to this Debt Security occurs and is continuing, the Trustee or the Holders of not less than 25% in principal amount of Outstanding Debt Securities of this series may declare this Debt Security to be due and payable immediately in the amounts and as described in the Prospectus, by a notice in writing to the Company (and to the Trustee if given by Holders), and upon any such declaration such amount shall become immediately due and payable. Upon payment of such amounts, all obligations of the Company in respect of the payment of principal of and interest on this Debt Security shall terminate.

No service charge will be made for any transfer or exchange of this Debt Security except as provided in Section 304 or Section 306 of the Indenture. The Company may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any registration, transfer or exchange of this Debt Security, other than those expressly provided in the Indenture to be made at the Company’s own expense or without expense or without charge to the Holders.

This Debt Security constitutes a direct unsecured senior obligation of the Company and will rank on a parity with all of the other unsecured and unsubordinated senior indebtedness of the Company, present and future, except for such obligations as are preferred by operation of law. This Debt Security is not a deposit liability of the Company and is not insured by the United States Federal Deposit Insurance Corporation or any other governmental agency of the United States or any other jurisdiction.

All notices regarding this Debt Security shall be sufficiently given to the registered holder of this Debt Security by first class mail postage pre-paid to the holder of the Debt Security as the holder’s name and address appear in the Security Register. In the event of suspension of regular mail service or by reason of any other cause it shall be impracticable to give notice by mail, then such notification as shall be given with the approval of the Trustee shall constitute sufficient notice for every purpose hereunder.

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No right or remedy herein or in the Indenture conferred upon or reserved to the Trustee or to the Holders is intended to be exclusive of any other right or remedy, and every right and remedy shall, to the extent permitted by law, be cumulative and in addition to every other right and remedy given hereunder or under the Indenture now or hereafter existing at law or in equity or otherwise. The assertion or employment of any right or remedy hereunder or under the Indenture, or otherwise, shall not prevent the concurrent assertion or employment of any other appropriate right or remedy. No delay or omission of the Trustee or of any Holder to exercise any right or remedy accruing upon any Default shall impair any such right or remedy or constitute a waiver of any such Default or any acquiescence therein.

AS PROVIDED IN THE INDENTURE, THE INDENTURE AND THIS DEBT SECURITY SHALL BE CONSTRUED IN ACCORDANCE WITH, AND GOVERNED BY, THE LAWS OF THE STATE OF NEW YORK APPLICABLE TO AGREEMENTS MADE AND TO BE PERFORMED THEREIN WITHOUT REGARD TO THE CONFLICT OF LAWS PRINCIPLES THEREOF.

Unless the certificate of authentication hereon has been executed by the Trustee by the manual signature of one of its Authorized Officers, this Security shall not be entitled to any benefit under the Indenture or be valid or obligatory for any purpose.

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ASSIGNMENT FORM

For value received _______________________________________________________________________________________________

hereby sell, assign and transfer unto

Please insert social security or other identifying number of assignee

Please print or type name and address, including zip code of assignee:

the within Security and does hereby irrevocably constitute and appoint _______________ Attorney to transfer the Security on the books of the Company with full power of substitution in the premises.

Date: ___________________	Your Signature:	________________________________________
(Sign exactly as your name appears on this Security)

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APPENDIX A

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